Exhibit 10.1

DDC ENTERPRISE LIMITED

(incorporated in the Cayman Islands)

SHARE OPTION PLAN

(as amended through November 29, 2024)

1.	DEFINITIONS

1.1	In this Plan, the following words and expressions shall have the following meanings unless the context otherwise requires:-

“Board”	the board of directors of the Company from time to time;

“Class A Ordinary Shares”	the Class A ordinary shares in the capital of the Company from time to time;

“Company”	DDC Enterprise Limited, a company incorporated under the laws of the Cayman Islands;

“Exercise Event”	an event (or events) upon which the Options shall become exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of this Plan, which shall be specified in the individual Option Agreement evidencing the Options;

“Exercise Price”	the price at which the Participant may exercise his/her Options as specified in the individual Option Agreement;

“Group”	any of the Company and its subsidiaries;

“Options”	share options under this Plan;

“Option Agreement”	a written agreement between the Company and the Participant regarding the grant and exercise of Options to purchase Class A Ordinary Shares as determined by the Board pursuant to this Plan;

“Participants”	each of those employees, directors and consultants of the Group approved by the Board to participate in this Plan;

“Participant’s Options”	the Options granted to the Participant as detailed in their respective Option Agreement;

“Participant’s Shares”	the Class A Ordinary Shares issued to a Participant pursuant to Clause 5.5;

“Plan”	this Share Option Plan in its present or any amended form;

“Relevant Date”	the date the Participant commences participation in this Plan which indicates the commencement date for vesting calculation of this Plan for such Participant;

1.2	In this Plan, unless the context requires otherwise, words express in the singular shall include the plural and vice versa and words importing a gender shall include every gender.

2.	BACKGROUND

2.1	The purpose of this Plan is for the Company to provide the Group with a flexible means of giving incentive, rewarding or providing benefits to Participants for their contribution to the Group.

2.2	The Participants are chosen at the Board’s discretion to participate in this Plan.

2.3	The Plan has been created for Participants to be awarded certain Options which are subject to the terms hereof.

2.4	Options may be granted under this Plan for up to such number of Class A Ordinary Shares as is equal to the sum of (a) 5,200,000 Class A Ordinary Shares; and (b) commencing on January 1, 2025 an annual increase, to be added on January 1 of each year, of up to 10% of the Company’s issued and outstanding Class A Ordinary Shares as of December 31 of the prior year; PROVIDED, that such 10% increase shall not result in the total number of Class A Ordinary Shares which may be issued upon exercise of all Options to be granted to all Participants under this Plan exceeding 15% of the Company’s issued and outstanding Class A Ordinary Shares..

2.5	This Plan shall be subject to the administration of the Board whose decision shall be final and binding on the Participants.

2.6	Any dispute arising in connection with this Plan or the Option Agreements (whether as to the number of Class A Ordinary Shares that are subject to the Option, vesting, the Exercise Price or otherwise) shall be referred to the Board whose decision shall be final and binding.

3.	OPTIONS AND VESTING

3.1	The vesting of the Options under this Plan shall be contingent upon the Participant satisfying the conditions set out in this Plan and the relevant Option Agreement.

3.2	In the event that the Participant does not achieve the conditions set out in this Plan and the relevant Option Agreement then, unless the Company shall otherwise agree in writing, the Participant shall have no further right to the Options whatsoever and the terms of this Plan for the Participant shall forthwith lapse.

3.3	The Group shall owe no liability to the Participant for the lapse of any Option.

3.4	The Options shall be personal to the Participant and shall not be assignable. A Participant shall not be permitted to encumber, sell, transfer or otherwise part with all or any of the legal or beneficial ownership of the Options or Class A Ordinary Shares deriving from such Options otherwise than in accordance with the provisions of this Plan.

4.	TERMINATION OF OPTIONS

4.1	The Options created under this Plan shall be terminated (if they have not been exercised) on any Terminating Event as referred to in Clause 4.2 whereupon the Participant (and/or his successors in title) shall have no further rights to the Participant’s Options whatsoever other than as specified in Clause 4.2(b).

4.2	For the purposes of this Plan, a Terminating Event shall occur:-

(a)	on the tenth anniversary of the Relevant Date;

(b)	if the Participant shall cease to be a director or employee of the Group (as the case may be) for whatsoever reason prior to the occurrence of an Exercise Event (whereupon the terms of Clause 7 shall apply);

(c)	in respect of vested Options if no Exercise Notice (as defined in Clause 5.2) is issued within the time stipulated in Clause 5.2;

(d)	if the Participant shall become bankrupt;

(e)	the day the shareholders of the Company resolve and approve to voluntarily wind up the Company; or

(f)	if there has been a breach of the terms of this Plan by the Participant which breach is either irremediable or, if remediable, the relevant Participant shall have failed to remedy the same within fourteen days of being required by written notice from the Board.

4.3	The terms of this Clause 4 shall apply to vested Options which have not been exercised pursuant to Clause 5 and unvested Options.

4.4	The Group shall owe no liability to the Participant for the termination of any Options other than as provided in Clause 7.2.

5.	EXERCISE OF OPTIONS

5.1	On the vesting of any Participant’s Options, it may only be exercised and converted into Class A Ordinary Shares in accordance with the provisions of Clause 5.2.

5.2	The Options may only be exercised when both of following conditions have been satisfied:

(a)	there is an Exercise Event; and

(b)	in the event that the Participant is a PRC resident, the Participant has completed all the applicable filings and registrations with competent government authority in relation to the exercise of the Options.

For Options which will have been vested to the Participant at the date of the Exercise Event, either the Participant or the Company shall have the right, upon written notice (the “Exercise Notice”) to the other within 1 year of being aware of the date that there shall be an Exercise Event to require all (and not part only) of the vested (and to be vested at the date of the Exercise Event) Options to be exercised .

5.3	If the Exercise Notice is issued by the Participant, the date of receipt of the Exercise Notice by the Board or, if issued by the Company, the date of issue of the Exercise Notice by the Board shall for all purposes be taken to be the exercise date of these Participant’s Options.

5.4	As Clause 5.2 requires an exercise of all and not part only of the Options which shall be vested at the date of the Exercise Event, if an Exercise Notice is issued by the Participant in respect of only part of the vested (and to be vested at the date of the Exercise Event) Options, then there shall be deemed to be no Exercise Notice issued in respect of all the Participant’s vested (and to be vested) Options.

5.5	Following receipt or issuance by the Company of a valid Exercise Notice, payment and subject to Clause 6.2, the Company shall at such time as it may determine issue definitive share certificates for the Options exercised.

6.	TERMS OF PARTICIPANT’S CLASS A ORDINARY SHARES

6.1	On the issuance of the Participant’s Class A Ordinary Shares under Clause 5.5, such Class A Ordinary Shares shall rank pari passu with all other Class A Ordinary Shares.

6.2	The Participant shall, if required by the Board, be required to enter into the Shareholders Agreement or a supplemental agreement, deed of adherence or acknowledgement under seal covenanting and agreeing to be bound by the terms of the Shareholders Agreement as a condition to the issuance of Class A Ordinary Shares to the Participant.

7.	TERMINATION OF APPOINTMENT OR EMPLOYMENT

7.1	Once a Participant’s appointment or employment with the Group is terminated, all Options which have not vested shall lapse.

7.2	In respect of any Options that shall have vested to the Participant at the date of termination of the Participant’s appointment or employment with the Group (as the case may be) prior to the Exercise Event:-

(a)	if (i) the Participant’s appointment or employment with the Group shall have been terminated by the Group due to any restructuring of the Group (including, but not limited to, any internal business restructuring) and (ii) there is an Exercise Event, the Participant shall continue to have the right or claim in respect of such vested Options until the end of six months after the date of the Exercise Event. Thereafter such Options shall be forthwith terminated and the Participant shall have no further right or claim in respect of such Options;

(b)	if the Participant’s appointment or employment with the Group shall have been terminated by the Group for cause (including, but not limited to, due to his/her inability to fulfil his/her duty, error or carelessness at work or poor performance), such Options shall forthwith be terminated and the Participant shall have no further right or claim in respect of such Options; and

(c)	in all other cases any such Options shall forthwith be terminated and the Participant shall have no further right or claim in respect of the same.

7.3	For the purposes of Clause 7.2, the Participant’s appointment or employment shall be deemed to have been terminated for cause if the Company shall inform the Participant that the Participant’s appointment or employment has been terminated for reasons entitling it to summarily dismiss the Participant at law from his appointment or employment with the Group.

8.	REORGANIZATION OF CAPITAL STRUCTURE

8.1	In the event of any reorganization of the capital structure of the Company whether by way of capitalization issue, subdivision, stock split, consolidation, reduction in share capital or otherwise, the Board shall consider whether corresponding alteration (if any) shall be made to the number of Options, number of Class A Ordinary Shares deriving from the Options, type of shares and the Exercise Price. For the avoidance of doubt, issue of shares from time to time shall not be deemed a reorganization of the capital structure.

8.2	The Board’s decision as to what adjustment, if any, is to be made shall be final, binding and conclusive.

9.	AGREEMENT AND AMENDMENTS

9.1	This Plan and the relevant individual Option Agreement set out the entire agreement between the Group and the respective Participants relating to the Plan and the Participant’s Options and Participant’s Shares to the exclusion of any representations or warranties made by any parties in respect of the same.

9.2	No amendment or variation of this Plan shall be effective unless entered into in writing and executed by the Company and Participants representing no less than three quarters of the total number of vested Options following which it shall be binding on all Participants.

9.3	The Company may by Board Resolution terminate the operation of this Plan at any time and in such event no further Options will be offered but in all other respect the provisions of this Plan shall remain in full force and effect.

10.	NON-DISCLOSURE AND GENERAL RESTRICTIONS

10.1	Without prejudice to the generality of any obligations set out in the Participant’s contract of appointment, employment or other forms of agreement, in the event that the Participant shall cease to hold the Participant’s Options or Participant’s Shares they shall forthwith give up to the Company all documentation and paperwork relating thereto as they may have in their possession.

10.2	The Participants undertake to keep the terms of this Plan and the Option Agreement wholly confidential.

11.	OPTION AGREEMENT

Options granted under this Plan shall be evidenced by Option Agreements, in such form as the Board shall from time to time approve. Any Option Agreement for a Participant shall only relate to such Participant and be signed by such Participant and the Company. Each Option Agreement shall state, inter alia, the number of Class A Ordinary Shares to which the Option relates, the Exercise Event, the vesting dates and the exercise price per Class A Ordinary Share.

12.	NOTICE

Any notice or communication shall be deemed to have been served or delivered if by hand, upon delivery, or if by post:

(a)	to the Company, after actual receipt by the Company at its Hong Kong address; and

(b)	to the Participant, 48 hours after the same was put in the post to the Participant’s last known address.

13.	GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of The Hong Kong Special Administrative Region of The People’s Republic of China.

DDC ENTERPRISE LTD.

U.S. ADDENDUM TO

2023 EMPLOYEE STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF THE ADDENDUM; DEFINITIONS

This is an addendum (the “Addendum”) to the DDC Enterprise Ltd. (the “Company”) 2023 Stock Option Plan (the “Plan”). This Addendum applies to stock options and any other awards under the Plan to U.S. taxpayers.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded; provided that any action taken by such committee shall be valid and effective, whether or not the members of such committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in any charter of such committee.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan and Addendum.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new member(s) of the Board (other than a member of the Board designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsection (a) or subsection (c) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority is in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator and in a manner that complies with Sections 409A and 422 of the Code. ; provided, however, that if the Stock is admitted to quotation on the New York Stock Exchange, National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit” means a contractual right to receive in the future a share of Stock or the Fair Market Value of a Share of Stock in cash.

“Sale Price” means the value of the consideration payable, or otherwise to be received by stockholders, per share of Stock in connection with a Change in Control.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Class A Ordinary Shares of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF ADDENDUM; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Addendum.

(i) The Addendum shall be administered by the Administrator of the Plan. Notwithstanding the foregoing, (A) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Addendum with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Addendum shall be deemed to refer to the Board and (B) the Administrator may delegate its authority hereunder to the extent permitted by Section 2(a)(ii).

(ii) To the extent permitted by applicable laws, the Administrator may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 2; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (A) individuals who are subject to Section 16 of the Exchange Act or (B) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable laws. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 2(a)(ii) shall serve in such capacity at the pleasure of the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and Addendum, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award subject to the limitations set forth in Section 2(f), Section 3(a) and Section 5(e);

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award; subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vi) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and Addendum and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan, Addendum and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan and Addendum; to decide all disputes arising in connection with the Plan and Addendum and to otherwise supervise the administration of the Plan and Addendum.

Notwithstanding the foregoing, the Administrator shall not, without the approval of the stockholders of the Company, have the authority to (i) amend any outstanding Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right to reduce its exercise price, or (ii) cancel any Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right in exchange for cash or another Award when the Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right exercise price exceeds the Fair Market Value of the underlying shares of Stock. All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Award Certificate. Awards under the Addendum shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan and Addendum, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE ADDENDUM; MERGERS; SUBSTITUTION

(a) Stock Issuable. The aggregate number of shares of Stock that may be issued pursuant to Awards granted under the Addendum shall be 5,200,000 shares (subject to any increase or decrease pursuant to Section 3.2(b) and Section 3.2(c)) plus any shares of Stock that, on or after the Effective Date, are forfeited or canceled, reacquired by the Company prior to vesting, or satisfied without the issuance of Stock or otherwise terminated (other than by exercise) or that are added to the Plan pursuant to any “evergreen” provision that may be included in the Plan from time to time. Shares of Stock issued pursuant to Awards granted under the Addendum may be either authorized and unissued Stock or Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under the Addendum shall be 5,200,000 Shares, plus any Shares that are added to the Plan pursuant to any “evergreen” provision that may be included in the Plan from time to time. For purposes of the maximum number of shares limit, the shares of Stock underlying any Awards that are forfeited or canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares of Stock held back upon exercise of an Option or settlement of such an award to cover the exercise price or tax withholding, shall not be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Addendum. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that, other than in the case of Non-Employee Directors, Stock Options or Stock Appreciation Rights with respect to no more than 5,200,000 may be granted to any one individual grantee during any one calendar year period.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Addendum, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Change in Control and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Change in Control, the Addendum and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Change in Control in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee. The Administrator shall also have the discretion to accelerate the vesting of all other Awards.

(d) Substitute Awards. The Administrator may grant Awards under the Addendum in substitution for stock and stock-based awards held by employees, directors or other service providers of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Addendum shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Addendum will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan and this Addendum shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan and this Addendum may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

(d) Exercisability; Rights of a Stockholder. Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Appreciation Rights. A grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(e) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Stock Appreciation Rights Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the grantee on the open market or that have been beneficially owned by the grantee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the grantee chooses to pay the purchase price as so provided, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Appreciation Right will be contingent upon receipt from the grantee (or a purchaser acting in his stead in accordance with the provisions of the Stock Appreciation Right) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Appreciation Rights Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the grantee). In the event an grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Appreciation Right shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Appreciation Rights, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Appreciation Rights may be permitted through the use of such an automated system.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder; Certificates for Restricted Stock. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the grantee deliver a stock power, endorsed in blank, relating to such Restricted Stock..

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Upon vesting, the Restricted Stock Units shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to receive in the form of Restricted Stock Units shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if grantee had not elected to receive such payment in the form of Restricted Stock Units. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. The Administrator shall determine the terms and conditions applicable to any Restricted Stock Units that are elected to be received in lieu of cash compensation.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 14 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 10(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 10(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or member of the Board) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 10(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 11.TAX WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Stock. The Company shall not be required to recognize any Participant’s rights under an Award, to issue shares of Stock or to recognize the disposition of such shares of Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Stock.

SECTION 12. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Addendum, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and Addendum and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Addendum are qualified under Section 422 of the Code, Addendum amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 15. STATUS OF PLAN

The Plan and Addendum are intended to constitute an “unfunded” plan. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

SECTION 16. GENERAL PROVISIONS

(a) Legend. The Administrator may require each person receiving shares of Stock pursuant to an Award under the Addendum to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Addendum shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Addendum and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(c) No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

(d) Other Benefit. No Award granted or paid out under the Addendum shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent legally required pursuant to the terms of such plan.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Addendum shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 17. EFFECTIVE DATE OF ADDENDUM

The Plan and Addendum were approved by the Board and stockholders on November 16, 2023 shall become effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). No new Awards may be granted under this Addendum on or after the 10th year anniversary of approval by the stockholders; provided, however, that Awards outstanding on such date shall remain subject to the terms of the Addendum and any applicable Award Certificate.

SECTION 18. GOVERNING LAW

This Addendum and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

2024 Amendment: The share amount referenced in Section 3(a) was increased from 1,000,000 to 3,200,000 by the stockholders at the annual general meeting on April 22, 2024 and from 3,200,000 to 5,200,000 by the stockholders at the Extraordinary General Meeting on November 29, 2024.